SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2006

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Item 1.01.                                          Entry into a Material Definitive Agreement

On December 4, 2006, priceline.com Incorporated (“priceline.com”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and the selling stockholders listed in Schedule II thereto (the “Selling Stockholders”) pursuant to which the Selling Stockholders agreed to sell 3,824,812 shares of priceline.com common stock (the “Shares”) to Goldman, Sachs & Co. at a price of $39.00 per Share.  The Shares are being offered and sold under a shelf registration statement on Form S-3 (File No. 333-139109) filed with the Securities and Exchange Commission on December 4, 2006. The offering closed December 7, 2006.  A copy of the Underwriting Agreement is attached to Exhibit 10.1 and is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

In connection with the sale of Shares described in Item 1.01, above, Dominic Lai and Ian Wade, who are the Selling Stockholders’ representatives on priceline.com’s Board of Directors, delivered their written resignations as directors to priceline.com on December 7, 2006.

Item 8.01.                                          Other Events

On December 7, 2006, Jeffery H. Boyd, President and Chief Executive Officer of priceline.com Incorporated (“priceline.com” or the “Company”), amended a stock trading plan implemented pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.  The purpose of the December 2006 amendment is to add shares to Mr. Boyd’s existing plan.  The December 2006 amendment does not alter the sale terms of the shares covered by Mr. Boyd’s existing plan, which were described in a Form 8-K filed with the Securities and Exchange Commission on March 10, 2006.

The December 2006 amendment to the Plan provides that up to 83,333 shares of priceline.com common stock underlying stock options with an exercise price of $14.52 may be sold in 2007 or thereafter, depending on the trading price of the company’s common stock.  In addition, the December 2006 amendment provides that up to 20,000 shares of owned common stock may be sold in each of 2008 and 2009 in one or more transactions.

As of November 22, 2006, Mr. Boyd had “beneficial ownership,” as determined in accordance with the rules of the Securities and Exchange Commission, of 760,010 shares of priceline.com common stock (stock options that are currently exercisable or exercisable within 60 days of November 22, 2006 and shares of un-vested priceline.com restricted stock are deemed to be beneficially owned by Mr. Boyd; “performance shares” issued to Mr. Boyd in February 2006 which are not currently distributable are not considered to be beneficially owned by Mr. Boyd).

Under the terms of the Plan, Mr. Boyd will have no discretion or control over the timing or effectuation of the sales.

Item 9.01.              Financial Statements and Exhibits

(d) Exhibits

10.1	Underwriting Agreement, dated December 4, 2006, among priceline.com Incorporated, the selling stockholders listed on Schedule II thereto and Goldman, Sachs & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Robert J. Mylod Jr.
Name: Robert J. Mylod Jr.
Title: Chief Financial Officer

Date:  December 8, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Underwriting Agreement, dated December 4, 2006, among priceline.com Incorporated, the selling stockholders listed on Schedule II thereto and Goldman, Sachs & Co